SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2007

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on November 7, 2005, FLYi, Inc. and its subsidiaries (the “Company”), including Independence Air, Inc., its principal operating subsidiary (“Independence”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company filed its petitions in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 05-20011, 05-20012, 05-20013, 05-20014, 05-20015, 05-20016 and 05-20017). The reorganization cases are being jointly administered under the caption “In re FLYi, Inc., et. al., Case No. 05-20011 (MFW).” The cases are accessible at the Court’s internet site, www.deb.uscourts.gov. Links to petitions and other motions may be found on the website of the Company’s claims and noticing agent, Kurtzman Carson Consultants LLC, at www.kccllc.com.

Also as previously disclosed, on March 15, 2007, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order confirming the First Amended Joint Plan of Liquidation of FLYi, Inc. and Its Debtor Affiliates (the “Plan”).

The Conditions to the Effective Date have been satisfied, and the Plan was declared effective on March 30, 2007. The Company has filed with the Bankruptcy Court a Notice of: (I) entry of order confirming first amended Joint Plan of Liquidation of FLYi, inc. and its Debtor Affiliates; (II) Effective Date; and (III) Bar Dates for Certain Administrative Claims, Professional Fee Claims and Rejection Damage Claims. A copy of this notice is attached as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the Plan being declared effective, FLYi, Inc.’s existing common stock has been cancelled without consideration as of March 30, 2007, and has no value. No shares are being reserved for future issuance in respect of claims and interests filed and allowed under the Plan. Therefore all existing common stock of FLYi, Inc. is cancelled and has no value, and there is no value to the conversion rights of convertible debt.   FLYi, Inc. will be filing a Form 15 with the Securities and Exchange Commission (“SEC”) which will terminate its reporting obligations under the Securities Exchange Act of 1934, and thereafter FLYi, Inc. will cease to file information with the SEC.

It is not possible to determine the extent of recoveries of creditors of FLYi, Inc. or of any of its affiliated companies, as these will continue to be dependent on the completion of the asset recovery and allocation process, and the determination of the total claims pool, none of which have been completed at this time. Recovery of any claims by creditors against any of the FLYi related companies’ bankruptcy estates is highly speculative and the Company urges investors to use extreme caution in any investment decisions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

2.01
Notice of: (I) entry of order confirming first amended Joint Plan of Liquidation of FLYi, inc. and its Debtor Affiliates; (II) Effective Date; and (III) Bar Dates for Certain Administrative Claims, Professional Fee Claims and Rejection Damage Claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

March 30, 2007	By: __ /s/ Richard Kennedy ____________
Richard Kennedy
President, General Counsel & Corporate Secretary